        As filed with the Securities and Exchange Commission on April 25, 1997
                                                    Registration No. 333-19325

------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       --------
                                   Amendment No. 1
                                          to
                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       --------

                                   AMR CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              75-1825172
     (State or Other Jurisdiction                 (I.R.S. Employer
           of Incorporation)                      Identification No.)

                             4333 Amon Carter Boulevard
                               Fort Worth, Texas 76155
                      (Address of Principal Executive Offices)

                                   AMR CORPORATION
                               PILOTS STOCK OPTION PLAN
                                 (Full Title of Plan)

                                       --------

                                Anne H. McNamara, Esq.
                       Senior Vice President and General Counsel
                                   AMR Corporation
                              4333 Amon Carter Boulevard
                               Fort Worth, Texas 76155
                                    (817) 963-1234
                 (Name and Address including Zip Code, and Telephone
                  Number, including Area Code, of Agent for Service)

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 24th day of April, 1997.

                                   AMR CORPORATION


                                   By: /s/ Anne H. McNamara
                                       -----------------------------------
                                       Anne H. McNamara
                                       Senior Vice President and General Counsel


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signatures                     Title                       Date
       ----------                     -----                       ----
          *
--------------------------  Chairman of the Board,             April 24, 1997
ROBERT L. CRANDALL          President and Chief Executive
                            Officer (Principal Executive
                            Officer)
          *
--------------------------  Senior Vice President and          April 24, 1997
GERARD J. ARPEY             Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)

          *
--------------------------  Director                           April 24, 1997
DAVID L. BOREN
          *
--------------------------  Director                           April 24, 1997
EDWARD A. BRENNAN

          *
--------------------------  Director                           April 24, 1997
ARMANDO M. CODINA

          *
--------------------------  Director                           April 24, 1997
CHRISTOPHER F. EDLEY

          *
--------------------------  Director                           April 24, 1997
CHARLES T. FISHER, III

          *
--------------------------  Director                           April 24, 1997
EARL G. GRAVES

          *
--------------------------  Director                           April 24, 1997
DEE J. KELLY

          *
--------------------------  Director                           April 24, 1997
ANN D. McLAUGHLIN

          *
--------------------------  Director                           April 24, 1997
CHARLES H. PISTOR, JR.

          *
--------------------------  Director                           April 24, 1997
JOE M. RODGERS

          *
--------------------------  Director                           April 24, 1997
MAURICE SEGALL



*By: /s/ Charles D. MarLett
     ----------------------
     Charles D. MarLett
     Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                            SEQUENTIALLY
EXHIBIT NUMBER   DESCRIPTION OF EXHIBIT                                    NUMBERED PAGE
--------------   ----------------------                                    -------------
  4.1            AMR Corporation Pilots Stock Option Plan                         5

* 5.1            Opinion of  Anne H. McNamara, Senior Vice President and
                 General Counsel of the Registrant

* 23.1           Consent of Ernst & Young LLP

* 23.2           Consent of Anne H. McNamara (included in Exhibit 5.1)

* 24.1           Powers of Attorney


------------------------------
*  Previously filed.